Exhibit 99.1

                PHOTOMEDEX ANNOUNCES SECOND QUARTER 2005 RESULTS

               REVENUES INCREASE 86% OVER THE SAME PERIOD IN 2004

    MONTGOMERYVILLE, Pa., Aug. 2 /PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq: PHMD) today announced the results of its operations for the quarter ended June 30, 2005.

    Revenues for the second quarter ended June 30, 2005 were $8,055,173, an increase of 86.3 percent over the same period last year. Included in these revenues is $3,522,214 from ProCyte Corporation, a company acquired by PhotoMedex on March 18, 2005. This compares to revenues for the second quarter ended June 30, 2004 of $4,323,134.

    The net loss for the quarter ended June 30, 2005 was $660,651, or $(0.01) per diluted share. The net loss for the quarter ended June 30, 2004 was $1,207,167, or $(0.03) per diluted share.

    Revenues for the six months ended June 30, 2005 were $13,038,505, an increase of 56.2 percent over the same period last year. Included in these revenues is $4,145,515 from ProCyte Corporation. This compares to revenues for the six months ended June 30, 2004 of $8,348,364.

    The net loss for the six months ended June 30, 2005 was $1,788,763, or $(0.04) per diluted share. The net loss for the six months ended June 30, 2004 was $2,570,249, or $(0.07) per diluted share.

    As of June 30, 2005, the Company had cash and cash equivalents of $5,720,117.

    Jeffrey O'Donnell, PhotoMedex CEO and President, commented, "I am proud of the progress our team has made on insurance reimbursement and the integration of ProCyte into PhotoMedex. Our XTRAC procedures ramped up for the quarter and with the recent reimbursement wins at United Healthcare and Independence Blue Cross of Pennsylvania, we expect continued upward momentum. Without the transaction expenses connected to the ProCyte acquisition, we were cash flow positive for the second quarter achieving a significant milestone event for the Company. We are also pleased at the recent recognition the Company received with its inclusion in the Russell Microcap Index and the invitation by NASDAQ to ring the Closing Bell on August 4."

    PhotoMedex will hold a conference call to discuss the Company's second quarter 2005 results on Tuesday, August 2, 2005 at 4:30 p.m. Eastern Daylight Savings Time.

    To participate in the conference call, dial 1.800.475.3716 (and confirmation code #3244708) approximately 5 to 10 minutes prior to the scheduled start time. If you are unable to participate, a digital replay of the call will be available from Tuesday, August 2, from 7:30 p.m. EDT until midnight on Tuesday, August 15, by dialing 1.888.203.1112 and using confirmation code #3244708.

    The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call at those sites.

    About PhotoMedex:
    PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. In addition as a result of the merger with ProCyte, PhotoMedex will now develop and market products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. The combined company sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including its long-term worldwide license agreement with Neutrogena(R), a Johnson & Johnson company. ProCyte brands include Neova(R), VitalCopper(R), Simple Solutions(R) and AquaSante(R)

    Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein and in the conference call, the inclusion of such information in the conference call should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward looking statements will be achieved.

     Contact:  Allen & Caron            PhotoMedex, Inc.
               Rene Caron               Dennis McGrath, CFO
               949-474-4300             215-619-3287
               rene@allencaron.com      info@photomedex.com

                                PHOTOMEDEX, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                       Three Months Ended June 30,      Six Months Ended June 30,
                      ----------------------------    ----------------------------
                          2005           2004**           2005*          2004**
                      ------------    ------------    ------------    ------------
Revenues              $  8,055,173    $  4,323,134    $ 13,038,505    $  8,348,364

Cost of Revenues         4,205,316       2,631,369       6,837,684       5,125,435
   Gross profit          3,849,857       1,691,765       6,200,821       3,222,929

   Operating
    expenses:
   Selling, general
    and
    administrative       4,322,706       2,406,453       7,543,682       4,876,877
   Research and
    development
    and engineering        219,550         481,243         406,521         897,193
                         4,542,256       2,887,696       7,950,203       5,774,070
   Loss from
    operations
    before
    interest
    expense,
    net and
    other income          (692,399)     (1,195,931)     (1,749,382)     (2,551,141)

Interest expense,
 net                       (56,919)        (11,236)       (128,048)        (19,108)
Other income                88,667              --          88,667              --

Net loss              $   (660,651)   $ (1,207,167)   $ (1,788,763)   $ (2,570,249)

Basic and diluted
 net loss per share   $      (0.01)   $      (0.03)   $      (0.04)   $      (0.07)

Shares used in
 computing basic
 and diluted
 net loss
 per share              50,859,562      38,546,338      46,322,904      38,159,819

* PhotoMedex, Inc. acquired ProCyte Corporation ("ProCyte") on March 18, 2005 and, as such the operating results of ProCyte for the six months ended June 30, 2005 include activity from ProCyte from March 19, 2005 through June 30, 2005.

** As a result of purchase accounting rules, the operating results of ProCyte for the three and six months ended June 30, 2004 are not included in the above consolidated statement of operations for period ended June 30, 2004.

                                PHOTOMEDEX, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                            June 30,     December 31,
                                             2005           2004*
                                          ------------   ------------
                                          (unaudited)
   Assets
Cash and cash equivalents                 $  5,720,117   $  3,997,017
Accounts receivable, net                     4,745,994      4,117,399
Inventories                                  8,108,142      4,585,631
Other current assets                         1,023,068        401,989
Property and equipment, net                  6,179,352      4,996,688
Other assets                                23,173,731      4,863,202
    Total Assets                          $ 48,950,404   $ 22,961,926

   Liabilities and Stockholders' Equity
Accounts payable and accrued
 liabilities                              $  4,297,031   $  4,959,678
Other current liabilities                    1,084,232      1,079,701
Bank and lease notes payable                 3,664,510      2,342,264
Other liabilities                               24,670             --
Stockholders' equity                        39,879,961     14,580,283
    Total Liabilities and
     Stockholders' Equity                 $ 48,950,404   $ 22,961,926

*    Derived from audited financial statements.

The following table compares XTRAC domestic treatment activity and revenues for the last six quarters.

                      XTRAC Domestic Revenue and Treatments

                                         Billed              Unbilled
                  Quarterly       --------------------    ---------------
               Treatments (TX#)   $ (000's)     TX#         $       TX#
               ----------------   ---------   --------    -----   -------
    2Q05                 15,503   $   901.0     13,811    $  --     1,692
    1Q05                 12,418   $   750.0     11,304    $  --     1,114
    4Q04                 14,499   $   846.0     12,640    $  --     1,859
    3Q04                 13,841   $   840.0     12,672    $  --     1,169
    2Q04                 12,688   $   821.0     11,878    $  --       810
    1Q04                 10,737   $   675.0      9,647    $  --     1,090

                       Deferred                 Recognized
               ------------------------   ---------------------
                $ (000's)        TX#       $ (000's)      TX#
               -----------   ----------   ----------   --------
    2Q05       $     (12.0)        (187)  $    889.0     15,316
    1Q05       $    (116.0)      (1,753)  $    634.0     10,633
    4Q04       $     194.0        2,760   $  1,040.0     17,270
    3Q04       $     105.0        1,597   $    945.0     15,438
    2Q04       $    (102.0)       1,472   $    719.0     14,219
    1Q04       $    (125.0)      (1,775)  $    550.0      8,999

CONTACT: Rene Caron of Allen & Caron, +1-949-474-4300, rene@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com/
Web site:  http://www.photomedex.com /